UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 2, 2007

                              Compuware Corporation
             (Exact Name of Registrant as Specified in its Charter)

                        Commission File Number: 000-20900

                 Michigan                                        38-2007430
    (State or other jurisdiction of                           (I.R.S. Employer
     incorporation or organization)                          Identification No.)

 One Campus Martius, Detroit, Michigan                           48226-5099
(Address of Principal Executive Offices)                         (Zip Code)

      (Registrant's telephone number, including area code): (313) 227-7300

                                 ---------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

      On January 2, 2007, Compuware Corporation ("Compuware") entered into a Stock Purchase Agreement with Proxima Technology Group, Inc. ("Proxima") and each of the shareholders of Proxima (the "Stock Purchase Agreement"), pursuant to which Compuware acquired all issued and outstanding capital stock of Proxima for approximately $31 million, net of cash. Proxima, headquartered in Denver, Colorado, with offices also in the United Kingdom, Germany and Australia, is a privately held company with approximately 70 employees. Proxima's Centauri product is a leading business service level solution that helps augment the ability of customers to manage service delivery from a business perspective.

      A copy of the Stock Purchase Agreement is attached as Exhibit 2.7 and is incorporated herein by reference. A copy of the press release dated January 2, 2007 announcing the Stock Purchase Agreement is attached as Exhibit 99.1. The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the Stock Purchase Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.7 Stock Purchase Agreement by and among Compuware Corporation, Proxima Technology Group, Inc., and each of the shareholders of Proxima Technology Group, Inc. dated as of January 2, 2007.

99.1  Press release dated January 2, 2007

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               COMPUWARE CORPORATION


Date: January 5, 2007                        By: /s/ Laura L. Fournier
                                                 ------------------------
                                                 Laura L. Fournier
                                                 Senior Vice President
                                                 Chief Financial Officer